Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1-(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Parabilis Medicines, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: August 14, 2026

ARCH VENTURE FUND XII, L.P.

By: ARCH Venture Partners XII, L.P.

its General Partner

By: ARCH Venture Partners XII, LLC

its General Partner

By: *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS XII, L.P.

By: ARCH Venture Partners XII, LLC

its General Partner

By: *

Keith Crandell

Managing Director

ARCH VENTURE PARTNERS XII, LLC

By: *

Keith Crandell

Managing Director

*

Keith Crandell

*

Robert Nelsen

*

Kristina Burow

*

Steven Gillis

* By: /s/ Mark McDonnell

Mark McDonnell as

Attorney-in-Fact

* This Agreement of Joint Filing was executed by Mark McDonnell pursuant to a Power of Attorney filed as Exhibit 24 to the Form 3 relating to the beneficial ownership of shares of Neumora Therapeutics, Inc. by the Reporting Persons filed with the Securities Exchange Commission on September 14, 2023 and incorporated herein in its entirety by reference.